EXHIBIT 10.5


                              FORBEARANCE AGREEMENT

     This Forbearance Agreement ("Agreement") is entered into as of March 13, 2002, by and among LaSalle Business Credit, Inc. ("Lender"), Brian Fargo ("Guarantor"), Shiny Entertainment, Inc. ("Shiny"), Interplay Entertainment Corp. ("Interplay"), Interplay OEM, Inc. ("OEM") and Gamesonline.com, Inc. ("Games") (Interplay, OEM and Games each referred to as "Co-Borrower" and being jointly referred to herein as "Co-Borrowers"). Lender, Guarantor, Shiny, Interplay, OEM and Games may also be referred to herein individually as a "Party" or collectively as "Parties."

                                    RECITALS

     1. Lender and Co-Borrowers are the parties to a Loan and Security Agreement dated as of April 11, 2001 (as amended, modified, restated and/or modified from time to time, the "Loan Agreement"), pursuant to which Lender provided certain financial accommodations to Co-Borrowers.

     2. Pursuant to the terms of the Loan Agreement, Co-Borrowers granted a security interest in substantially all of their assets in favor of Lender.

     3. To induce Lender to enter into the Loan Agreement, Guarantor executed a Limited Individual Guaranty dated as of April 11, 2001 in favor of Lender, under which Guarantor guaranteed payment of up to two million dollars ($2,000,000.00) of the outstanding indebtedness owing to Lender by the Co-Borrowers (the "Fargo Guaranty"). As security for the Fargo Guaranty, Guarantor deposited One Million Dollars ($1,000,000.00) into an account with Lender for that purpose (the "Fargo Collateral").


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     4. To induce Lender to enter into the Loan Agreement and (a) to secure its obligations under the Loan Agreement, Interplay executed a Stock Pledge Agreement dated as of April 11, 2001 (the "Stock Pledge Agreement") pursuant to which Interplay pledged to Lender Interplay's interest in the capital stock of Shiny, (b) Shiny executed a Guaranty dated as of April 11, 2001 ("Shiny Guaranty") in favor of Lender, pursuant to which Shiny guaranteed all of the outstanding indebtedness owing to Lender by Co-Borrowers and (c) to secure its obligations under the Guaranty and Co-Borrowers' obligations under the Loan Agreement, Shiny executed a Security Agreement dated as of April 11, 2002 (the "Shiny Security Agreement") pursuant to which Shiny granted a security interest in substantially all of its assets to Lender.

     5. In order to satisfy, in part, certain of the obligations that Co-Borrowers owed to Lender, Lender applied the Fargo Collateral, plus all accrued interest on the Fargo Collateral to the outstanding obligations of Co-Borrowers under the Loan Agreement (the "Fargo Deposit").

     6. Lender claims Co-Borrowers still owe Lender an unpaid sum in excess of Five Hundred Ninety Thousand Dollars ($590,000) under the terms of the Loan Agreement, which Lender contends includes principal, interest, contractual fees (including the success fee and any termination fee), costs, expenses and attorneys' fees and costs.

     7. The Loan Agreement provides that (a) each Co-Borrower direct all of its account debtors to make all payments on such Co-Borrower's accounts receivable directly to a post office box (the "Lock Box") maintained at LaSalle National Bank (the "Bank"), (b) (i) all payments received in the Lock Box and (ii) all payments and/or proceeds of the disposition of any Collateral received by any Co-Borrower or any affiliate or subsidiary of any Co-Borrower, or any shareholder, officer, director, employee or agent of any of the foregoing Persons or any other Person acting in concert with any Co-Borrower, shall be immediately deposited in an account


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maintained at the Bank (the "Lock Box Account"), which is under the sole and exclusive control of Lender, all as is more fully set forth in paragraph 10 of the Loan Agreement (such funds, the "Cash Collateral").

     8. On or about February 1, 2002, Lender filed an action in the Superior Court of the State of California for the County of Orange (the "Orange County Court"), Case No. 02 CCO2383 against Co-Borrowers, Shiny and Guarantor, styled as LASALLE BUSINESS CREDIT, INC., A DELAWARE CORPORATION, V. INTERPLAY ENTERTAINMENT CORP., A DELAWARE CORPORATION, ET AL, in which Lender alleged INTER ALIA that Co-Borrowers were diverting funds from the Lock Box Account to other accounts owned by Co-Borrowers and not under the control of Lender (the "Action"). On or about February 13, 2002, Guarantor filed a cross-action against Co-Borrowers (the "Cross-Action"). On February 26, 2002, Lender obtained a preliminary injunction in the Action (the "Preliminary Injunction") that, among other things, provided that, effective upon Lender's filing of a bond in the sum of $20,000, all of the Cash Collateral must be deposited directly into the Lock Box Account and enjoined Co-Borrowers from diverting or depositing the Cash Collateral to any account other than the Lock Box Account. The Preliminary Injunction has been duly served on all defendants and is in full force and effect.

     9. Guarantor has alleged that Lender may not have had the authority to apply the Fargo Deposit to the obligations of Co-Borrowers under the Loan Agreement, may assert other potential defenses and claims with respect to Lender's application of the Fargo Deposit and has alleged that upon the indefeasible payment in full in cash of all obligations due and owing by Co-Borrowers to Lender, Guarantor will be subrogated to the rights of Lender against Co-Borrowers and Shiny with respect to the payment made to Lender by application of the Fargo Deposit. Guarantor also claims to have present rights of reimbursement and contribution with


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respect to the application of the Fargo Deposit and additional present rights with regard to his alleged subrogation and/or prospective subrogation claims.

     10. Interplay is currently in negotiations to sell substantially all of the stock or assets of Shiny to a third party (the "Shiny Transaction"), and anticipates that such sale will close on or before June 30, 2002.

     11. Concurrently herewith, Interplay and Guarantor are entering into an Agreement with respect to certain claims that each has against the other (the "Interplay/Fargo Agreement"), including but not limited to Guarantor's alleged claim for subrogation against Interplay.

     12. In addition to the above-described disputes, Lender and Co-Borrowers, Lender and Shiny, and Lender and Guarantor each acknowledge and agree that each may have further claims against the other.

     13. In an effort to resolve all disputes between Lender and Co-Borrowers and between Lender and Shiny, and all disputes (other than with respect to the Settlement Amount (as increased by the Other Amounts) or any amounts that may be owing under the Documents (as defined herein))between Lender and Guarantor, the Parties have agreed to enter into this Agreement.

     14. There are various Events of Default now existing under the Loan Agreement as listed on EXHIBIT A annexed hereto ("Designated Defaults") by reason of which Lender has no obligation to make any additional Loans and Lender has the full legal right to exercise all of its rights and remedies under the Loan Agreement and the other Documents. Co-Borrowers, Shiny and Guarantor have requested that Lender forbear for a period of time from exercising its rights and remedies under the Loan Agreement, Fargo Guaranty, Shiny Guaranty and the Preliminary


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Injunction. Lender is prepared to establish a period of forbearance to
Co-Borrowers, Guarantor and Shiny on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:


                                    AGREEMENT

     1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

     2. RECITALS.

     The recitals contained in this Agreement are a true and correct summary of the facts pertinent to this Agreement and are incorporated herein by this reference.

     3. EFFECTIVE DATE.

     The effective date of this Agreement shall be the date hereof ("Effective Date").

     4. ACKNOWLEDGEMENT.

     Each Co-Borrower, Guarantor and Shiny acknowledge that the Designated Defaults have occurred and exist as of the date hereof, that any and all cure periods set forth in the Loan Agreement have expired, and that such Co-Borrower and Shiny are, jointly and severally, unconditionally obligated to pay all of their liabilities to Lender including all Liabilities, all without defense, setoff or counterclaim of any kind or nature whatsoever.

     5. OUTSTANDING LIABILITIES.

     Each Co-Borrower and Shiny hereby affirms and acknowledges that (i) as of the Effective Date, there is presently outstanding loans and advances in the aggregate principal


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amount of $590,000 (which amount includes the success fee and any termination fee), together with accrued interest thereon and costs and expenses including attorneys' fees, costs and expenses (collectively, the "Amount") and (ii) the Amount is a valid obligation of Co-Borrowers and is due and owing without defense, claim, setoff or counterclaim of any kind or nature whatsoever.

     6. PAYMENT

     6.1 Lender agrees to accept, and Co-Borrowers agree to pay to Lender, Five Hundred Thousand Dollars ($500,000.00) (the "Settlement Amount") in full and complete payment of the Amount, as such amount may be increased pursuant to the terms of this Agreement. The Settlement Amount (as increased by the Other Amounts (as hereinafter defined)) shall be paid to Lender by Co-Borrowers as follows:

          6.1.1 Contemporaneously with the execution of this Agreement, Co-Borrowers shall pay Lender the sum of One Hundred Thousand Dollars ($100,000.00) (the "First Payment Amount") in immediately available funds.

          6.1.2 On or before March 28, 2002 (the "Second Payment Date"), Co-Borrowers shall pay Lender an additional One Hundred Thousand Dollars ($100,000.00) (the "Second Payment Amount") in immediately available funds.

          6.1.3 On the earlier to occur of (i) May 28, 2002 or (ii) the closing date of the Shiny Transaction (the "Third Payment Date"), Co-Borrowers shall pay Lender an additional Two Hundred Fifty Thousand Dollars ($250,000.00) (the "Third Payment Amount") in immediately available funds.


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          6.1.4 On the earlier to occur of (i) June 30, 2002 or (ii) the closing date of the Shiny Transaction (the "Final Payment Date"), Co-Borrowers shall pay Lender Fifty Thousand Dollars ($50,000) (the "Final Payment Amount") in immediately available funds.

          6.1.5 Co-Borrowers shall be entitled to prepay the Settlement Amount (as increased by the Other Amounts) at any time.

          6.1.6 The parties hereby acknowledge that during the period commencing on March 1, 2002 and ending on the Effective Date, Lender received $148,000 of Lock Box Funds (the "Pre-Agreement Lock Box Funds"). On the Effective Date, (a) $100,000 of the Pre-Agreement Lock Box Funds shall be applied by Lender to the First Payment Amount and (b) $48,000 of the Pre-Agreement Lock Box Funds shall be applied by Lender to the Second Payment Amount.

     6.2 During the period commencing on the Effective Date and ending on the earlier to occur of (i) June 30, 2002, (ii) the closing date of the Shiny Transaction and (iii) the date of any Forbearance Default (as hereinafter defined) (the "Forbearance Period"), (a) the Lockbox Account shall remain in place, and Co-Borrowers agree to comply with all of the terms of the Loan Agreement relating thereto including, without limitation, the provisions of paragraph 10 of the Loan Agreement and (b) Lender shall remit to Interplay (by wire transfer to an account designated by Interplay to Lender in writing) within one (1) Business Day of receipt of good funds in the Lock Box Account (any such funds, the "Lock Box Funds") seventy-five percent (75%) of such Lock Box Funds and (c) Lender shall apply twenty-five percent (25%) of such Lock Box Funds to the payment of the Settlement Amount (as increased by the Other Amounts) (each such payment to the Settlement Amount, a "Lock Box Settlement Payment"). Each Lock


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Box Settlement Payment shall be applied by Lender to the next scheduled payment of the Settlement Amount (as increased by the Other Amounts).

     The parties hereby acknowledge that since Lender is applying $48,000 to the Second Payment Amount on the Effective Date in accordance with Section 6.1.6 hereof, subject to a Forbearance Default and Section 6.3 hereof, Interplay shall be entitled to receive the first $144,000 of the Lock Box Funds received by Lender following the Effective Date (it being understood that the $48,000 plus $144,000 which equals $192,000 is being distributed in accordance with this
Section 6.2). Following the receipt of the first $144,000 of Lock Box Funds after the Effective Date, subject to a Forbearance Default and Section 6.3 hereof, Lender shall continue to distribute and apply the Lock Box Funds in accordance with this Section 6.2.

     6.3 In the event that Co-Borrowers fail to pay Lender the Second Payment Amount on or before the Second Payment Date, Co-Borrowers shall incur and pay to Lender a one-time late fee equal to Ten Thousand Dollars ($10,000.00) (the "Second Payment Late Fee"). In the event that Co-Borrowers fail to pay Lender the Second Payment Amount plus the Second Payment Late Fee within five (5) Business Days after the Second Payment Date, then, anything contained in Section
6.2 hereof notwithstanding, Lender shall be entitled to apply all of the Lock Box Funds to the payment of the Second Payment Amount plus the Second Payment Late Fee until such time as the Second Payment Amount plus the Second Payment Late Fee shall have been paid in full in cash whether by application of the Lock Box Funds or the payment by any Co-Borrower with other funds which are not required to be remitted to the Lock Box under the terms of the Loan Agreement and/or the Preliminary Injunction (the "Satisfaction of the Second Payment"). Upon the Satisfaction of the Second Payment, subject to a Forbearance Default, the


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Lender shall continue to distribute and apply the Lock Box Funds in accordance with Section 6.2 hereof.

     6.4 Within five (5) Business Days after Lender's receipt of the indefeasible payment in full in cash of the Settlement Amount plus, if applicable, the Other Amounts, as set forth herein and receipt of fully executed releases (it being understood by Co-Borrowers and Shiny that such release shall not adversely affect or release any rights of subrogation Guarantor will have after Full Satisfaction with respect to the Documents or the liabilities against any of the Co-Borrowers and/or Shiny) from all Co-Borrowers, Guarantor and Shiny (and such releases to be in the form of the release set forth in Section 7.1 hereof and shall be dated the date the full satisfaction occurs) (all such amounts and receipt by Lender of all such executed releases, collectively, the "Full Satisfaction"), Lender and Guarantor shall jointly file a request for dismissal without prejudice of the Action and Lender shall file a stipulation with the Court to dismiss the Preliminary Injunction without prejudice. The Cross Action shall be dismissed by Guarantor with prejudice when the Subrogation Claims (as defined herein) are paid in full.

     6.5 During all times during the Forbearance Period and at all times following the Forbearance Period prior to the Full Satisfaction, the parties hereto agree that the Preliminary Injunction, the Documents and the terms of this Agreement shall remain in full force and effect.

     6.6 Subject to the provisions of Section 6.1 hereof, the Settlement Amount (as increased by the Other Amounts) shall be jointly and severally due and payable in full in cash by Co-Borrowers prior to the termination of this Agreement.

     6.7 Each of the following shall constitute a Forbearance Default:

          6.7.1 the existence of any Event of Default (other than a Designated Default) under paragraphs 16(b) (to the extent such Event of Default arises out of the breach of a


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covenant related to (i) insurance of the Collateral, (ii) disposition of the
Collateral and/or (iii) paragraphs 7, 8, 10(a), 10(e) or 14(c) of the Loan Agreement), 16(d), 16(e), 16(f), 16(g) (provided, that such breach shall only constitute a Forbearance Default to the extent a judgment or order referred to therein remains unsatisfied or undischarged for more than sixty (60) days)and 16(h) (provided, that, an event of default under the Documents referred to herein shall only constitute a Forbearance Default if such event of default is the same type or kind of default as a Material Default provided, further, that it is understood that a revocation or termination of any such Document shall, in any event, constitute a Forbearance Default) of the Loan Agreement (collectively, the "Material Defaults") (the Loan Agreement together with all Other Agreements, as amended, modified, restated or supplemented from time to time, collectively, the "Documents") provided, that, if any Co-Borrower sells any Inventory or Equipment in or outside of the ordinary course of business on an arms length basis for fair consideration and the proceeds of any such sale are remitted directly to the Lock Box, any such sale shall not constitute a Material Default; and

          6.7.2 Subject to Section 6.10 hereof, any Co-Borrower, Guarantor and/or Shiny shall fail to keep or perform any of the terms, obligations, covenants or agreements contained herein including, without limitation, the payment of any installment (other than the Second Payment Amount) of the Settlement Amount (as increased by the Other Amounts) on the date such installment becomes due and payable; and

          6.7.3 Any representation or warranty of any Co-Borrower, Guarantor and/or Shiny herein shall be false, misleading or incorrect in any material respect; and

          6.7.4 Any Co-Borrower, Guarantor and/or Shiny shall fail to comply with the terms of the Preliminary Injunction.


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     6.8 Upon the occurrence of a Forbearance Default, Co-Borrowers shall be immediately obligated to pay Lender in full in cash an amount equal to (a) the Settlement Amount outstanding on the date of such Forbearance Default, plus (b) interest on the Settlement Amount for the period commencing on the date of such Forbearance Default and ending on the date of the Full Satisfaction (such period, the "Final Payment Period") at the rate of interest applicable to Revolving Loans which are Prime Rate Loans upon and after an Event of Default (such rate, the "Default Rate") plus (c) all fees scheduled to be paid during the Final Payment Period pursuant to the terms of the Loan Agreement (it being understood that the success fee and any termination fee are included in the Settlement Amount) plus (d) all other amounts payable pursuant to paragraph 18 of the Loan Agreement which have been incurred at any time (including, without limitation, the Lender's costs and expenses and disbursements and reasonable fees of counsel for Lender incurred in connection with the preparation, negotiation, implementation, administration and/or enforcement of this Agreement and/or in any manner relating to or arising out of this Agreement, the Loan Agreement or any Other Agreement (all of the amounts set forth in clauses (b), (c) and (d) above are collectively referred to as, the "Other Amounts"). The Other Amounts shall automatically be added to and included in the Settlement Amount and the Settlement Amount shall be increased by the Other Amounts. The Settlement Amount (as increased by the Other Amounts) shall be deemed to be a Liability under the Loan Agreement and therefore shall be secured by the Collateral pursuant to the terms of the Loan Agreement. In addition, the terms of the Preliminary Injunction as they exist immediately prior to the Effective Date shall apply and Lender shall no longer remit any of the Lock Box Funds to Interplay and Lender shall be immediately entitled to enforce all of its rights and remedies under


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the Documents. All Lock Box Funds shall be applied to the payment of the
Settlement Amount (as increased by the Other Amounts).

     6.9 The parties hereby agree that the following transactions (the "Payment Transactions") (which have already occurred) shall not be deemed to have been violations of the Preliminary Injunction (it being understood that for purposes of this agreement the Parties are stipulating that the Payment Transactions did not violate the Preliminary Injunction and if any transaction of the same type as the Payment Transactions were or are made at anytime after February 28, 2002, such transactions would violate the Preliminary Injunction):

          (a) The payment of Interplay's payroll on February 28, 2002 in an amount not exceeding $800,000 in the aggregate from funds received from Tech Pacific, Titus Interactive, S.A., Creative Labs, Sega Corporation and KBK Co. Ltd.; and

          (b) The payment of checks drawn on or before February 28, 2002 in an amount not exceeding $200,000 in the aggregate from funds received from Tech Pacific.

     6.10 Notwithstanding the foregoing paragraphs 4 and 5, and notwithstanding the provisions of Section 6.8 or any other provision of this Agreement, nothing in this Agreement shall be deemed to be an acknowledgment or agreement by Guarantor as to the amount of the alleged outstanding balance under the Loan Agreement, Guaranty, or any other related loan documents; Guarantor reserves all of his alleged rights, claims, defenses, and arguments, if any, solely with respect to the amount of debt set forth herein, or otherwise alleged at any time by Lender or any other party to be owing under the Loan Agreement, Guaranty, or any other related loan documents.


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     7. RELEASES.

     7.1 Upon the execution of this Agreement, each of Shiny and each Co-Borrower hereby releases, remises, acquits and forever discharges Lender and Lender's employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at laws or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement or the Documents including, without limitation, the Action or any claim arising out of the application of the Fargo Deposit by Lender to the obligations of Co-Borrowers (all of the foregoing hereinafter called the "Released Matters"). The foregoing releases shall survive the termination of this Agreement and the Full Satisfaction. Each of Shiny and each Co-Borrower acknowledges that the agreements in this Section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.

     7.2 Upon the execution of this Agreement Guarantor hereby releases, remises, acquits and forever discharges the Released Parties from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at laws or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or


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suffered to be done by any of the Released Parties prior to and including the date of execution hereof, in any way directly or indirectly arising out of or in any way connected to the application of the Fargo Deposit by Lender to the obligations of Co-Borrowers (all of the foregoing hereinafter called the "Fargo Released Matters"). The foregoing releases shall survive the termination of this Agreement and the Full Satisfaction. Guarantor acknowledges that the agreements in this Section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Fargo Released Matters.

     7.3 Immediately following the date of the Full Satisfaction and the delivery to Lender of a joint written direction for Lender to give a release (which includes a full indemnity of Lender (which is reasonably acceptable to Lender)), executed by each Co-Borrower, Guarantor and Shiny, Lender shall deliver to each Co-Borrower, Guarantor and Shiny a release dated the date of the Full Satisfaction in substantially the form as the release set forth in Section
7.1 hereof. Guarantor will not deliver and will not be expected to deliver the joint written direction referred to in this section unless and until the full amount of the Subrogation Claims are paid (the "Fargo Satisfaction").

     7.4 The releases in this Agreement shall be effective as a bar to all actions, causes of action, suits, claims, liens, or demands of any kind. The Parties hereto acknowledge and agree that they have been advised by legal counsel, are familiar with, and hereby waive the protections of California Civil Code Section 1542 (or any similar provision of any other jurisdiction), which provides as follows:

             A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing


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             the release, which if known by him must have materially
             affected his settlement with the debtor.

     7.5 During the Forbearance Period, Lender hereby agrees to forbear from exercising any rights and remedies Lender has pursuant to the Documents provided that (i) such postponement or forbearance shall be without prejudice to any of Lender's rights and remedies under the Loan Agreement or any such other documents; (ii) Lender does not hereby waive any of its remedies, and does not grant to Co-Borrowers, Guarantor and/or Shiny any additional rights to receive notice or to have an opportunity to cure other than as set forth in the Documents; and (iii) Lender does not hereby agree to amend or modify the Documents.

     7.6 Shiny affirms all of the Liabilities of Co-Borrowers to Lender including, without limitation the Settlement Amount (as increased by the Other Amounts) and each of Guarantor and Shiny affirms the validity of the Documents, acknowledges and agrees to the continuing authenticity, enforceability and validity of the Fargo Guaranty and the Shiny Guaranty, as the case may be, and to the extent executed by such Person, reaffirms, ratifies and confirms such guaranty in its entirety and agrees that such guaranty shall remain in full force and effect until the date of the Full Satisfaction.

     7.7 Notwithstanding anything contained in the foregoing release provisions, or any other provision contained in this Agreement, nothing in this Agreement shall be deemed to affect, impair, delay, impede or otherwise have any adverse effect upon Guarantor's subrogation rights which will arise upon the Full Satisfaction, any rights Guarantor may have as a prospective subrogee, rights of reimbursement, or contribution, or any other similar rights or claims (collectively, "Subrogation Claims") arising against any Person against whom any Subrogation Claims arise by virtue of the Fargo Deposit being utilized to satisfy the obligations of the Co-


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Borrowers to Lender, or Subrogation Claims arising by virtue of any other facts, circumstances, events, documents, or other matters (it being understood that unless Lender expressly consents in writing (the granting of such consent shall be at the sole and absolute discretion of Lender), Guarantor shall not exercise any Subrogation Claims until the Full Satisfaction occurs and that the Subrogation Claims may be subject to various limitations or conditions under applicable law or the Documents). Notwithstanding anything to the contrary in this Section 7.7 or any other provision of this Agreement, Lender shall not be liable to Guarantor whatsoever for his failure to fully enforce and/or realize on the Subrogation Claims.

     8. REPRESENTATIONS AND WARRANTIES.

     Each of Guarantor, Shiny and each Co-Borrower hereby represents and warrants as follows:

     8.1 This Agreement, the Loan Agreement and all other Documents to which such Person is a party to are and shall continue to be legal, valid and binding obligations of such Person and are enforceable against such Person in accordance with their respective terms.

     8.2 To the extent applicable, such Person has the corporate power, and has been duly authorized by all requisite corporate action, to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by such Person.

     8.3 Such Person's execution, delivery and performance of this Agreement does not and will not (i) violate any law, rule, regulation or court order to which such Person is subject, (ii) to the extent applicable, conflict with or result in a breach of such Person's Articles/Certificate of Incorporation or by-laws or any agreement or instrument to which such


                                    Page 16
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Person is a party or by which it or its properties are bound or (iii) result in the creation or imposition of any lien, security interest or encumbrance on any property of such Person, whether not owned or hereafter acquired, other than liens in favor of Lender.

     8.4 Such Person has no defense, counterclaim or setoff with respect to the Documents.

     8.5 Other than the Designated Defaults, no Material Defaults exist under the Loan Agreement as of the date hereof and no other Material Defaults would exist after giving effect to this Agreement.

     8.6 Lender has and will continue to have a validly perfected, unavoidable first priority lien and security interest in all Collateral, and such Person expressly reaffirms all security interests and liens granted to Lender pursuant to the Documents.

     9. WAIVER.

     Each of Guarantor, Shiny and each Co-Borrower waives and affirmatively agrees not to allege or otherwise pursue any or all defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights that it may have to contest (a) any Designated Defaults which could be declared by Lender; (b) any provision of the Documents or this Agreement; (c) the security interest of Lender in any property, whether real or personal, tangible or intangible, or any right or other interest, now or hereafter arising in connection with the Collateral; or (d) the conduct of Lender in administering the financing arrangements between Co-Borrower and Lender.

     10. EFFECT AND CONSTRUCTION OF AGREEMENT.

     Except as expressly provided herein, the Documents shall remain in full force and effect in accordance with their respective terms, and this Agreement shall not be construed to:


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          10.1.1 impair the validity, perfection or priority of any lien or security interest securing the Liabilities;

          10.1.2 waive or impair any rights, powers or remedies of Lender under, or constitute a waiver of, any provision of the Documents upon termination of the Forbearance Period; or

          10.1.3 constitute an agreement by Lender or require Lender to extend the Forbearance Period, grant additional forbearance periods, or extend the term of the Loan Agreement or the time for payment of any of the Liabilities.

     11. CONFLICTS.

     In the event of any express conflict between the terms of this Agreement and any of the Documents, this Agreement shall govern.

     12. PRESUMPTIONS.

     Each party hereto acknowledges that it has consulted with and been advised by its counsel and such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Agreement and has participated in the drafting hereof. Therefore, this Agreement shall be construed without regard to any presumption or rule requiring that it be construed against any one party causing this Agreement or any part hereof to be drafted. In this regard, the Parties hereby waive California Civil Code Section 1654.

     13. CONDITIONS OF EFFECTIVENESS.

     This Agreement shall become effective upon satisfaction of the following conditions precedent: Lender shall have received (i) a payment in cash of the $100,000 due on the Effective Date from Co-Borrowers and(ii) four (4) copies of this Agreement executed by Co-Borrowers, Guarantor and Shiny.

     14. EXPENSES.

     Each party hereto shall be responsible for its own costs and expenses including legal fees, in connection with the negotiation, preparation and administration of this Agreement provided, that, as provided herein, if a Forbearance Default occurs on or after the Effective Date, Co-Borrowers shall, jointly and severally, pay all costs, fees and expenses of Lender (including the costs, fees and expenses of Lender's counsel) incurred by Lender in connection with the negotiation, preparation, administration and/or enforcement of this Agreement and/or the Documents.

     15. ENTIRE AGREEMENT.

     This Agreement sets forth the entire agreement among the parties hereto with respect to the subject matter hereof. Guarantor, Shiny and each Co-Borrower has not relied on any agreements, representations, or warranties of Lender, except as specifically set forth herein. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each party hereto. Guarantor, Shiny and each Co-Borrower acknowledges that it is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

     16. FURTHER ASSURANCE.

     Guarantor, Shiny and each Co-Borrower shall execute such other and further documents and instruments as Lender may reasonably request to implement the provisions of this Agreement.

     17. BENEFIT OF AGREEMENT.

     This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns as set forth in the

Loan Agreement. No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, any third-party beneficiary of this Agreement. Lender's agreement to forbear from enforcing certain of its remedies does not in any manner limit Co-Borrower's obligations to comply with, and Lender's right to insist upon compliance with, each and every one of the terms of the Loan Agreement except as specifically modified herein.

     18. SEVERABILITY.

     The provisions of this Agreement are intended to be severable. If any provisions of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

     19. GOVERNING LAW, JURISDICTION, VENUE.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applied to contracts to be performed wholly within the State of Illinois. Any judicial proceeding brought by or against any Co-Borrower, Guarantor and/or Shiny with respect to this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of California, County of Orange, United States of America, and, by execution and delivery of this Agreement, each of Guarantor, Shiny and each Co-Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Lender to bring proceedings against any Co-Borrower, Shiny and/or Guarantor in the courts of any other jurisdiction. Each of Guarantor, Shiny and each Co-Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon FORUM NON CONVENIENS. Any judicial proceeding by any Co-Borrower, Guarantor and/or Shiny against Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of Orange, State of California.

     20. WAIVER OF JURY TRIAL.

     EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, THE DOCUMENTS OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, THE DOCUMENTS OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS

OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. IN ADDITION, EACH PARTY WAIVES THE RIGHT TO CLAIM OR RECOVER IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY DAMAGES OTHER THAN OR IN ADDITION TO ACTUAL DAMAGES.

     21. SURVIVAL.

     All indemnities and releases of Guarantor, Shiny, LaSalle and/or Co-Borrowers contained herein and/or provided for herein shall survive the termination of this Agreement and the Full Satisfaction. All other representations, warranties, covenants, agreements, undertakings and waivers (including, without limitation the obligation to pay the Settlement Amount (as increased by the Other Amounts) of Guarantor, Shiny and/or Co-Borrowers contained herein shall survive the termination of the Forbearance Period but shall terminate immediately after the Full Satisfaction and the Fargo Satisfaction.

     22. AMENDMENT.

     No amendment, modification, rescission, waiver or release of any provision of this Agreement shall be effective unless the same shall be in writing and signed by all of the parties hereto.

     23. HEADINGS.

     Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     24. FURTHER COOPERATION, ASSURANCES, AND DOCUMENTS.

          (a) All of the Parties pledge to each other their future cooperation to implement this Agreement. Each of the Parties hereto agrees that it or he (as the case may be) will execute and deliver all documents and instruments and take such action as may be necessary and appropriate to effectuate the terms hereof. In connection therewith, after the date of the Full Satisfaction and upon the joint written direction of Co-Borrowers, Guarantor and Shiny which direction shall provide a full indemnity of Lender, reasonably satisfactory to Lender, for Lender taking any and all actions in connection herewith, Lender shall execute such documents as shall be reasonably necessary to terminate Lender's security interest under the Loan Agreement and other documents executed in connection therewith including, without limitation, a Trademark Security Agreement between Interplay and Lender dated April 11, 2001, a Trademark Security Agreement between OEM and Lender dated April 11, 2001, a Security Agreement in Copyrighted Works between Interplay and Lender dated April 11, 2001, a Security Agreement in Copyrighted Works between OEM and Lender dated April 11, 2001, the Shiny Security Agreement and the Stock Pledge Agreement, and shall terminate those other agreements that were entered into as a condition of Lender's execution of the Loan Agreement, including without limitation a Subordination Agreement between Lender and Guarantor dated April 11, 2001, an Intercreditor Agreement among Lender, Guarantor and Interplay dated April 11, 2001, a Subordination Agreement between Lender and Microsoft Corporation ("Microsoft") dated April 11, 2001, an Intercreditor Agreement among Lender, Microsoft and Interplay dated April 11, 2001, the Fargo Guaranty, a Revolving Note ($15,000,000) executed by Interplay in favor of Lender, a Cross Corporate Guaranty between Interplay and Lender dated April 11, 2001, a Cross Corporate Guaranty between OEM and Lender dated April 11, 2001, a Cross Corporate Guaranty between

     Games and Lender dated April 11, 2001, and a Corporate Guaranty between Shiny and Lender dated April 11, 2001 provided that all such documents shall be provided to Lender by Interplay at Interplay's sole cost and expense.

          (b) In addition, after the date of the Full Satisfaction and upon the joint written direction of Co-Borrowers and Shiny (the "Lock Box Direction") which direction shall provide for a full indemnity of Lender (which shall be reasonably satisfactory to Lender), Lender shall direct the Lock Box Funds to an account set forth in the Lock Box Direction provided, that, (i) if Lender in its reasonable discretion believes, based on conflicting demands or claims, it is prohibited from following the Lock Box Direction under applicable law or by a court order, Lender shall be permitted to follow such court order and/or to interplead all of the Lock Box Funds it receives after the Full Satisfaction with the court which entered such order or with the Orange County Court and (ii) prior to receipt of a Lock Box Direction, Lender shall be permitted to interplead the Lock Box Funds it receives after the Full Satisfaction with the Orange County Court. Notwithstanding anything contained in the foregoing provisions or this Agreement to the contrary, Lender shall be permitted to close the Lock Box at any time after sixty (60) days following the date of the Full Satisfaction. Further, after the date of the Full Satisfaction, Lender shall acknowledge any notice from any Co-Borrower to any account debtor of such Co-Borrower (which notice shall be reasonably acceptable to Lender), which re-directs away from the Lock Box any payments made by such account debtor to such Co-Borrower. Co-Borrowers, Guarantor and/or Shiny hereby agree that Lender shall have no liability whatsoever to any Co-Borrower, Guarantor and/or Shiny for complying with any of the provisions of this Section 24 including, without limitation, following the direction of Interplay and Shiny as provided in this paragraph, the interpleading of any Lock Box Funds, the acknowledgement of Lender to any notice to an account debtor of a Co-Borrower or the closing of the Lock Box by Lender.

          (c) Guarantor will not deliver and will not be expected to deliver any joint written directions referred to in this Section 24 unless and until the Fargo Satisfaction.

     25. COUNTERPARTS AND FACSIMILE SIGNATURES.

     This Agreement, any document or instrument entered into, given, or made pursuant to this Agreement or authorized hereby, and any amendment or supplement thereto may be executed in two or more counterparts, and, when so executed, will have the same force and effect as though all signatures appeared on a single document. Any of the Parties may deliver its signature to this Agreement by facsimile and that signature shall be treated as an original for all purposes. Any signature page of this Agreement or of such an amendment, supplement, document, or instrument may be detached from any counterpart without impairing the legal effect of any signatures thereon, and may be attached to another counterpart identical in form thereto but having attached to it one or more additional signature pages.

     26. GENDER AND NUMBER.

     All references herein to the masculine gender shall be deemed to apply equally to the feminine and neuter genders and vice versa. All references herein to the singular shall be deemed to apply equally to the plural and vice versa.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

                                            LASALLE BUSINESS CREDIT, INC.,
                                            a Delaware corporation


                                            By:   /S/ ILLEGIBLE
                                                -------------------------------
                                            Its:  Senior Vice President



                                            INTERPLAY ENTERTAINMENT CORP.,
                                            a Delaware corporation


                                            By:    /S/ HERVE CAEN
                                                -------------------------------
                                            Name: Herve Caen
                                            Its: President



                                            INTERPLAY oeM, INC,
                                            a California corporation


                                            By:    /S/ HERVE CAEN
                                                -------------------------------
                                            Name: Herve Caen
                                            Its: Authorized Officer



                                            gamesonline.com, inc.,
                                            a Delaware corporation


                                            By:    /S/ HERVE CAEN
                                                -------------------------------
                                            Name: Herve Caen
                                            Its: Authorized Officer



                                            SHINY ENTERTAINMENT, inc.,
                                            a Delaware corporation


                                            By:    /S/ HERVE CAEN
                                                -------------------------------
                                            Name: Herve Caen
                                            Its: Authorized Officer



                                              /S/ BRIAN FARGO
                                            -----------------------------------
                                            BRIAN FARGO

                                    EXHIBIT A

                               DESIGNATED DEFAULTS

1. The Events of Default which have occurred under paragraph 16(b) of the Loan Agreement as a result of Co-Borrowers failure to:

     (a) remit all proceeds of Collateral received to the Blocked Account in accordance with paragraph 10 of the Loan Agreement; and

     (b) deliver any Schedules or Reports to Lender in accordance with paragraph 11 of the Loan Agreement.

     (c) pay to Lender the monies received by Co-Borrowers from VUIPNA with respect to Inventory transferred by Borrower to VUIPNA.